              RESTATEMENT OF THE
             LACLEDE STEEL COMPANY
         KEY EMPLOYEE RETIREMENT PLAN


          WHEREAS, LACLEDE STEEL COMPANY, a corporation organized under the laws of Delaware ("Company") previously adopted the Laclede Steel Company Key Employee Retirement Plan ("Plan") which Plan has been amended several times previously; and
          WHEREAS, the Company desires to amend and restate the Plan in its entirety;
          NOW, THEREFORE, effective as of October 16, 1996, the Plan is amended and restated in its entirety to read as follows:
         SECTION I - NATURE AND PURPOSE
          The purpose of the Plan is to provide certain key executive employees ("Key Employees") who are responsible for the management, growth and viability of the Company with benefits to supplement the retirement and death benefits to be paid by the Company on behalf of the Key Employee. This Key Employee Plan is intended to be a non-qualified plan maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees within the meaning of
Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").
            SECTION II - DEFINITIONS
          Wherever used herein:
(a) "Actuarial Equivalent" means equality in value of the aggregate amounts expected to be received under different forms of payment. The Actuarial Equivalent of any benefit payable shall be determined on the basis of the Average Rate of Return and mortality according to the table prescribed from time to time by the Internal Revenue Service pursuant to Section 417(e)(3)(A)(ii)(I) of the Internal Revenue Code of 1986, as amended by Section 767 of the Uruguay Round Agreements
     Act, P.L. 103-465 (GATT). The Average Rate of Return shall initially be the Thirty (30) Year U.S. Treasury Rate as of December 31, 1993, and shall be reset at the end of each calendar year to the Thirty (30) U.S. Treasury Rate as of the end of such calendar year; provided, that the Average Rate of Return shall only be reset if the new rate would be more than one (1) percentage point higher or lower than the rate then in effect and shall not be increased or decreased by more than one (1) percentage point. The term "Thirty (30) Year Treasury Rate" shall mean the rate on thirty (30) year U.S. Treasury Bonds.
(b) "Administrator" means such employee of the Company as the President may from time to time appoint.
(c) "Beneficiary" means an individual (including a Surviving Spouse), trust, estate, partnership, company or corporation designated by the Key Employee as provided in Section IX.
(d)  "Board of Directors" means the Board of Directors of Laclede Steel
     Company.
(e) "Compensation Base" means the average of the Key Employee's highest aggregate three (3) consecutive calendar year Eligible Earnings within the ten (10) calendar years ending on the December 31st coinciding with or next preceding the date of his termination of employment; provided, however, that if the Key Employee has fewer than ten (10) calendar years of Eligible Earnings, all calendar years ending on the December 31st coinciding with or next preceding the date of his termination of employment shall be counted.
(f) "Compensation Committee" means that committee of the Board of Directors as is designated from time to time by the Board of Directors to assist in the administration of the Plan.
(g) "Key Employee Trust" means a grantor trust within the meaning of Sections 671 through 679 of the Internal Revenue Code of 1986, as amended, established by a Key Employee (or his assignee) to accumulate funds to pay benefits to a Key Employee (or his assignee) under a Key Employee Retirement Agreement.
(h) "Normal Retirement Date" means the last day of the month in which the Key Employee reaches age sixty (60).
(i) "Permanently and Totally Disabled" means an individual who is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. An individual shall not be considered to be permanently and totally disabled unless he furnishes proof of the existence thereof in such form and manner, and at such times, as the Company may require.
(j) "Primary Insurance Amount" means the amount determined (i) under the terms of the Federal Social Security Act as in effect on the Key Employee's date of retirement or termination of employment, or if earlier, on the date the Key Employee attains his sixty-fifth (65th) birthday, (ii) as if the Key Employee had attained his sixty-fifth
     (65th) birthday and assuming he was continuously covered under the Federal Social Security Act until such date, and (iii) as if the total compensation paid to the Key Employee by the Company had been the only compensation ever earned by the Key Employee. In determining the Key Employee's Primary Insurance Amount, the Special Minimum Benefit provision under the Federal Social Security Act shall be disregarded.
     In computing the compensation of a Key Employee who retires on or after January 31, 1983, such Key Employee's compensation for the 1982, 1983, and 1984 calendar years shall include an amount which would have been payable to the Key Employee had his earnings not been reduced in 1982, 1983, and 1984 as a result of the general reduction for salaried employees of the Company which occurred in 1982, 1983, and 1984 and in the event such Key Employee receives any restoration payment as a result of such reductions, such restoration payments shall be deducted from his compensation.
(k) "Retirement Plan" means the Laclede Salaried Employees' Pension Plan, as it may be amended from time to time.
(l)  "Savings Plan" means the Laclede Steel Salaried Employees' Profit
     Sharing Plan, as it may be amended from time to time.
(m) "Surviving Spouse" means the spouse, if any, of the Key Employee upon his death.
          The terms "Eligible Earnings" and "Basic Pension" shall have the same meanings as those defined in the Retirement Plan as of the date the benefits under this Agreement are determined.
           SECTION III - ELIGIBILITY
          Agreements may be made with any Key Employee of the Company, including a member of the Board of Directors of the Company, provided such Key Employee is a management or highly compensated employee within the meaning of
Section 201(2) of ERISA on the date the agreement is made. If the Key Employee ceases to be a management or highly compensated employee within the meaning of
Section 201(2) of ERISA, for any reason, no further benefits shall accrue or vest under the Plan. Subject to the terms and conditions of the Plan, the Board of Directors shall have exclusive power to select the employees with whom agreements shall be made.
       SECTION IV - SUPPLEMENTAL BENEFIT
          4.1  Supplemental Benefit
          A Key Employee's Supplemental Benefit, when expressed as an annual benefit (commencing at Normal Retirement Date in the form of a fifty percent (50%) Joint and Survivor Annuity with the Surviving Spouse as the survivor annuitant) to the Key Employee after he has paid his federal, state and local taxes on the benefit (determined by the Compensation Committee on the basis of the maximum marginal individual federal, state and local tax rates), is equal to the excess, if any, of (a) over the sum of (b) and (c) as defined below:
               (a)  sixty-five percent (65%) of the Compensation
          Base;
               (b) the Basic Pension under the Retirement Plan payable commencing on the Normal Retirement Date; and
               (c)  the Primary Insurance Amount payable
          commencing on the later of the date of the Key Employee's termination of employment or his attainment of age sixty-two
          (62).
          4.2  Accrued Benefit
          A Key Employee's Accrued Benefit is the lump sum Actuarial
Equivalent of:
               (a)  On and after a Key Employee's Normal
          Retirement Date, his Supplemental Benefit.
               (b) On and after a Key Employee's attainment of age fifty (50) and prior to his Normal Retirement Date, his Supplemental Benefit reduced by two and one-half percent (2-1/2%) for each full year and fraction thereof, expressed in terms of months divided by twelve (12), by which the Key
          Employee's Normal Retirement Date exceeds his age.
               (c) Prior to a Key Employee's attainment of age fifty (50), his Supplemental Benefit payable at age fifty
          (50).
SECTION V - PAYMENT OF ACCRUED BENEFIT AND TAXES
          5.1  Payment of Accrued Benefit
          (a)  No later than December 31, 1990 (or, if later, the
December 31 after he becomes a participant hereunder), a Key Employee (or his assignee) must elect to receive his Accrued Benefit directly or, in the alternative, to have his Accrued Benefit paid to a Key Employee Trust.
          (b)(i) As of December 31, 1991 (or, if later, the December 31 after he becomes a participant hereunder), and as of each December 31 thereafter until a Key Employee's termination of employment, a Key Employee (or his assignee) must elect to receive any increase in his Accrued Benefit since the previous payment of his Accrued Benefit pursuant to Paragraph (a) or this Paragraph (b) directly or, in the alternative, to have this increase in his Accrued Benefit paid to a Key Employee Trust.
          (ii) If a Key Employee terminates his employment other than on December 31, then the increase in such Key Employee's Accrued Benefit payable to the Key Employee (or his assignee) pursuant to Subparagraph
(i) shall be determined as of the last day of the Key Employee's last full month of employment with the Company. Such amount shall be paid to the Key Employee (or his assignee) in accordance with the provisions of Subparagraph
(i) on the first day of the month following the date of termination of employment.
          (c) Notwithstanding the provisions of Paragraph (b), for employees who become covered under the Plan on or after January 1, 1994 ("New Key Employees") during the first ten (10) years of his participation, the Company shall only be obligated to pay to the New Key Employee (or his assignee) each year the excess of (i) a percentage of his Accrued Benefit, over
(ii) the amount of assets in the Key Employee Trust as of the end of such year (or the amount of assets which would be in the Trust if the Key Employee (or his assignee) had elected to have all contributions made to the Trust). Such percentage shall be ten (10) percent for the first year and shall increase by ten (10) percent for each year thereafter to a maximum of one hundred (100) percent. Provided, that if a New Key Employee terminates employment prior to having completed ten (10) years of participation in the Plan, the Company shall pay to the New Key Employee (or his assignee) his full Accrued Benefit. In addition, the Company shall only be obligated to pay to the Key Employee (or his assignee) the increase in his Accrued Benefit pursuant to Paragraph (b) to the extent that as of the date payment is required, the fair market value of the assets of any Key Employee Trust, plus any benefits the Key Employee (or his assignee) previously elected to be paid directly under Paragraphs (a) and
(b) above, do not exceed the Key Employee's Accrued Benefit determined as of such date. If the fair market value of the assets of a Key Employee Trust, plus any benefits the Key Employee (or his assignee) previously elected to be paid directly under Paragraphs (a) and (b) above, do not exceed the Key Employee's Accrued Benefit as of such date, then the Company shall pay to the Key Employee (or his assignee), or a Key Employee Trust, the increase in the Key Employee's Accrued Benefit described in Paragraph (b) less any excess of the current fair market value of the assets of any Key Employee Trust, plus any benefits the Key Employee (or his assignee) previously elected to be paid directly under Paragraphs (a) and (b) above, over the Key Employee's Accrued Benefit determined as of the previous December 31 (beginning with December 31, 1990 or in the case of a New Key Employee the December 31 of such New Key Employee's tenth (10th) year of participation). For the purposes of this Section 5.1(c), the fair market value of the assets of a Key Employee Retirement Trust shall be determined without regard to any diminution in value of any Company stock in which such Trust invests, after the date of such investment.
          (d) Notwithstanding the provisions of Paragraph (c), the Company may, from time to time, change the rate of payment of the Accrued Benefit.
          5.2  Reimbursement of Taxes
               At the time of each payment made by the Company pursuant to Section 5.1, the Company shall make an additional payment to the Key Employee (or his assignee) which reimburses the Key Employee (or his assignee) for any federal, state, or local taxes which the Key Employee (or his assignee) shall be required to pay on the receipt of payments made by the Company pursuant to Section 5.1 to the Key Employee (or his assignee), or to a Key Employee Trust, but not on the earnings of the Key Employee Trust. Such additional payment shall be determined by the Compensation Committee on the basis of the maximum marginal federal, state and local tax rates. The reimbursement provided for in this Section 5.2 shall be increased to reflect any federal, state, city or other local taxes as shall be required to be paid by the Key Employee (or his assignee) on such reimbursement.
          5.3  Payment of Supplemental Benefit
               (a)  Termination on or after Normal Retirement
Date. In the event of termination of employment of a Key Employee on or after his Normal Retirement Date, the Supplemental Benefit shall be payable, as elected by the Key Employee, in one of the following methods:
               (i)  one-twelfth (1/12) of the Supplemental
                    Benefit payable each month for the remaining lifetime of the Key Employee commencing on the first of the month following the date of termination of employment, with fifty percent
                    (50%) of one-twelfth (1/12) of the
                    Supplemental Benefit payable for the
                    remaining lifetime of his Surviving Spouse, if any, upon the death of the Key Employee, or
               (ii) the Actuarial Equivalent of the Supplemental
                    Benefit payable in a lump sum on the first day of the month following the Key Employee's termination of employment.
               (b) Other Termination of Employment. In the event of termination of employment of a Key Employee prior to his Normal Retirement Date, the Supplemental Benefit reduced in accordance with the provisions set forth below shall be payable in accordance with one of the methods in Paragraph (a) above elected by the Key Employee commencing on the first of the month following the later of (a) the date of his termination of employment or (b) his attainment of age fifty (50). The Supplemental Benefit thus payable shall be reduced two and one-half percent (2 1/2%) for each full year and fraction thereof, expressed in terms of months divided by twelve (12), by which the commencement date of benefit payments precedes the Normal Retirement Date.
               (c)  Disability Retirement.  In the event a Key
Employee is certified as permanently and totally disabled the Supplemental Benefit determined as of the date of certification of disability shall be payable in accordance with one of the methods in Paragraph (a) or (b) above, whichever is applicable, elected by the Key Employee commencing on the first of the month following the date of certification of disability.
               (d)  Death.
               (i) In the event of the death of the Key Employee prior to termination of employment, the Key
                    Employee's Surviving Spouse or Beneficiary, as the case may be, shall receive a benefit described below. If the Beneficiary is the Surviving Spouse, the Beneficiary may elect one of the following death benefits payable upon the death of the Key Employee: (A) fifty percent (50%) of one-twelfth (1/12) of the Supplemental Benefit determined as of the date of death payable each month to the Surviving Spouse for her remaining lifetime commencing with the first of the month following the date of death or (B) the Actuarial Equivalent (as if the Key Employee had terminated employment on the date immediately prior to his death) of the benefit specified in Paragraph (a) or (b), above, whichever is applicable, and based upon the Key Employee's age at death, payable in a lump sum to the Beneficiary of such Key
                    Employee on the first of the month following the date of death. If the Beneficiary is other than the Surviving Spouse, the Beneficiary shall receive a death benefit in the form set forth in Subparagraph (i)(B), above.
               (ii) If the Key Employee elected the option provided in Paragraph (a)(i) and the Key Employee dies after termination of employment and after benefit payments have commenced pursuant to Paragraph
(a)(i), payments shall be made to the Surviving Spouse in accordance with Paragraph (a)(i). If the Key Employee elected the option provided in Paragraph
(a)(i) and the Key Employee's Surviving Spouse predeceases him, no benefit payments shall be made under this Section as a result of the Key Employee's death, but the provisions of Section 5.5 shall apply.
          5.4  Offset for Accrued Benefit Payments
               The Company's obligation to pay benefits pursuant to
Section 5.3 shall be reduced by the benefits previously paid by the Company pursuant to Section 5.1 to a Key Employee (or his assignee) or to a Key Employee Trust. This obligation shall be reduced or increased, as the case may be, by any Trust earnings or losses on the benefits paid by the Company to a Key Employee Trust pursuant to Section 5.1. In addition, this obligation shall be further reduced or increased, as the case may be, by any imputed Trust earnings or losses (as determined by the Compensation Committee) on benefits previously paid by the Company directly to a Key Employee (or his assignee) pursuant to Section 5.1. Provided, however, that if a Key Employee elected the payment option provided in Section 5.3(a)(i), then the reduction in the Company's obligation to pay benefits shall be the Actuarial Equivalent of the amount determined above.
          5.5  Additional Benefit
               To the extent that the benefits previously paid by the Company pursuant to Section 5.1 to a Key Employee (or his assignee) or to a Key Employee Trust, and any earnings thereon, exceed the amount of the Company's obligation pursuant to Section 5.3, then to the extent there is a balance remaining in the Key Employee Trust after all other benefits have been paid pursuant to a Key Employee Retirement Agreement, such remaining balance shall be paid as an additional benefit to the Key Employee, the Key Employee's Surviving Spouse, the Key Employee's Beneficiary, or their respective estates, as the case may be, at the time the last benefit payment is made pursuant to
Section 5.3 or as soon as is practical thereafter.
          5.6  Withholding
               All payments under this Section V shall be reduced by the amount of any required withholding imposed by applicable federal, state or local tax withholding requirements.
          5.7  Other Benefits
               Any benefits payable under the Retirement Plan or the Savings Plan shall be paid solely in accordance with the terms and provisions of those Plans, and nothing in this Planshall operate or be construed in any way to modify, amend, or affect the terms and provisions of the Retirement Plan or the Savings Plan.
          5.8  Joint and Survivor Provisions
               Notwithstanding anything else in the Agreement contained herein, all payments made from the Agreement shall be paid in the form of a joint and survivor annuity payable to the Key Employee and his spouse with the amount of annuity to the Surviving Spouse to be fifty percent (50%) of the amount of the annuity paid to the Key Employee, unless the Key Employee, with the consent of his spouse, elects a different form of benefit payable under the Plan within ninety (90) days prior to the date payment is to be made. The spouse's written consent must acknowledge the effect of such optional form of benefit and must be witnessed by a notary public. Any benefit payable on account of the death of the Key Employee shall be payable to the Key Employee's Surviving Spouse in the form of an annuity for the life of such spouse in the amount equal to fifty percent (50%) of the benefit which would have been payable to the Key Employee as a retirement benefit, unless the spouse elects a different form of payment payable under the Plan. The beneficiary designated by the Key Employee pursuant to Section IX must be the Key Employee's spouse unless the Key Employee has no spouse or the Key Employee designates a different beneficiary with the written consent of the spouse. The spouse's consent must acknowledge the effect of such designation of a different beneficiary and must be witnessed by a notary public. If the Key Employee has no spouse or his spouse cannot be located, he must so certify on a form provided by the Company.
          SECTION VI - ADMINISTRATION
          The Administrator shall administer the terms of the Plan. Any determination or decision of the Administrator shall be conclusive and binding on all parties at any time having or claiming to have any interest whatsoever under the Plan or any agreement made pursuant to it.
           SECTION VII - MISCELLANEOUS
          7.1  No Alienation of Benefits
               Except as otherwise required by law, a Key Employee
(or his assignee as required by law) shall not assign, anticipate, or otherwise encumber, any payment due under this Agreement. In the event a Key Employee (or his assignee) attempts to do so, the Company shall have no further liability under the Plan or any agreement made pursuant to it. Payments due under the Plan shall be exempt from the claims of any creditor.
          7.2  No Enlargement of Employment Rights
               Nothing contained in the Plan shall be construed as a contract of employment between the Company and the Key Employee or as a right of the Key Employee to continue in the employment of the Company, or as a limitation of the right of the Company to discharge the Key Employee, with or without cause.
          7.3  Legal Obligations
               The rights, privileges, benefits and objectives under the Plan are intended to be legal obligations of the Company and binding upon the Company, its successors and assignees, including successors by corporate merger, consolidation, reorganization, or otherwise.
          7.4  Assignability
               The Company shall have the right to assign its obligations under the Plan or any agreement made pursuant to it in the event of a merger in which a successor assumes all obligations of the Company pursuant to the merger.
            SECTION VIII-AMENDMENT
          The Board of Directors shall have the full power and authority to amend, modify, alter or terminate the Plan in whole or in part; provided, however, that any such amendment, modification, alteration or termination shall not terminate or diminish any rights or benefits then being received by a retired Key Employee, nor reduce the vested benefit of any Key Employee as of the effective date of such amendment, modification alteration or termination.
            SECTION IX - BENEFICIARY
          The Key Employee, from time to time, may designate or change the designation of his Beneficiary in writing on such forms as the Company may require. To be effective, the designation form must be signed by the Key Employee and acknowledged by the Company. In the event that the Key Employee fails to designate a Beneficiary or if for any reason the designation shall be legally ineffective, then the amount which would have been paid to a duly designated Beneficiary shall be distributed in accordance with the provisions of Section 5, to the estate of such deceased Key Employee.
          IN WITNESS WHEREOF, the Plan was amended and restated effective as of October 16, 1996.
                              LACLEDE STEEL COMPANY

                              By: